Exhibit 10.4

PROPRIETARY MATTERS AGREEMENT
THIS PROPRIETARY MATTERS AGREEMENT (“Agreement”) is made by and between Cabela’s Incorporated, a Delaware corporation (“Company” or “Cabela’s”), and you as a selected employee of the Company or one of its Subsidiaries (“Employee”), effective as of the date of your acceptance.
WITNESSETH:
WHEREAS, Company has invested, and will continue to invest, substantial time, effort, and money in the development of its Goodwill (defined below), trade secrets, business methods and procedures, technology, and other specific confidential and proprietary information which enables Company to compete successfully in its business of the marketing and sale of hunting, fishing, and camping equipment and other outdoor sporting and recreational goods, apparel, and services through retail stores and through direct marketing, including paper or other tangible catalogs, electronic catalogs, or other electronic media;
WHEREAS, during the course of Employee’s employment, Company has disclosed and will continue to disclose to Employee, and allow Employee access to and the use of, knowledge concerning its trade secrets, business methods and procedures, technology, and other specific confidential and proprietary information, all of which constitute the property of Company;
WHEREAS, the unauthorized use or disclosure of such information would be greatly damaging to Company and the success of its business;
WHEREAS, Company established the Cabela’s Incorporated 2013 Stock Plan (the “2013 Plan”) and has conditioned the grant of certain stock options and restricted stock units pursuant to the 2013 Plan upon the execution of certain proprietary matters agreements; and
WHEREAS, Company desires to grant Employee certain stock options and/or restricted stock units pursuant to the 2013 Plan (collectively, the “20__ Awards”), the grant of which is conditioned upon Employee entering into this Agreement (any prior options and restricted stock units granted to Employee pursuant to the 2013 Plan, the Cabela’s Incorporated 2004 Stock Plan, and the 20__ Awards shall be collectively referred to as the “Equity Awards”).
NOW, THEREFORE, in consideration of the mutual promises contained herein, and as a condition to Company granting Employee the 20__ Awards, and to allow Employee access to and use of its confidential and proprietary information, Company and Employee agree as follows:
1.Nondisclosure of Confidential Information.
(a)    Access. Employee acknowledges that employment with Company or any of its affiliates necessarily has involved, and will involve, exposure to, familiarity with, and the opportunity to learn highly sensitive, confidential, and proprietary information of Company, which may include, without limitation, information about Company’s products and services, markets, customers and prospective customers, the buying patterns and needs of customers and prospective customers, purchasing histories with vendors and suppliers, contact information for customers, prospective customers, vendors and suppliers, miscellaneous business relationships, investment products, pricing, quoting, costing systems, billing and collection procedures, proprietary software and the source code thereof, financial and accounting data, data processing and communications, technical data, marketing concepts and strategies, business plans, mergers and acquisitions, research and development of new or improved products and services, and general know-how regarding the business of Company and its products and services (collectively referred to herein as “Confidential Information”). Employee expressly acknowledges and agrees that Confidential Information may include, without limitation, confidential and proprietary information belonging to various third parties, such as Company’s subsidiaries, affiliates, vendors, agents, or customers, but which has been and will be entrusted to Company for use by Company to conduct its business. The failure to mark or designate information as “confidential” or “proprietary” shall not prevent information that has been or will be accessed by or disclosed to Employee from being deemed Confidential Information under this Agreement.
(b)    Valuable Asset. Employee further acknowledges that the Confidential Information is a valuable, special, and unique asset of Company, such that the unauthorized disclosure or use by Employee or persons or entities outside Company would cause irreparable damage to the business of Company. Accordingly, Employee agrees that, during and after Employee’s employment with Company or any of its affiliates, Employee shall not directly or indirectly disclose to any person or entity or use for any purpose or permit the exploitation, copying, or summarizing of any Confidential Information of Company, except as specifically required in the proper performance of Employee’s duties for Company. Employee represents and warrants that no such disclosure or use has occurred prior to the date hereof.
(c)    Confidential Relationship. Company considers much of its Confidential Information to constitute trade secrets of Company which have independent value, provide Company with a competitive advantage over its competitors who do not know the trade secrets, and are protected from unauthorized disclosure under applicable law (“Trade Secrets”). However, whether or not the Confidential Information constitutes Trade Secrets, Employee acknowledges and agrees that the Confidential Information is protected from unauthorized disclosure or use due to Employee’s covenants under this Agreement and Employee’s fiduciary duties as an employee of Company or any of its affiliates.
(d)    Duties. Employee acknowledges that Company has instituted, and will continue to institute, update, and amend policies and procedures designed to protect the confidentiality and security of Company’s Confidential Information, including, but not limited to, policies and procedures designed by Company to protect the status of Company’s Trade Secrets. Employee agrees to take all appropriate action, whether by instruction, agreement or otherwise, to ensure the protection, confidentiality, and security of Company’s Confidential Information, to protect the status of Company’s Trade Secrets, and to satisfy Employee’s obligations under this Agreement.
(e)    Return of Documents. Employee acknowledges and agrees that the Confidential Information is and at all times shall remain the sole and exclusive property of Company. Upon the termination of Employee’s employment with Company or any of its affiliates or upon request by Company at any time, Employee will promptly return to Company in good condition all Company property, including, without limitation, all documents, data, and records of any kind, whether in hard copy or electronic form, which contain any Confidential Information or which were prepared based on Confidential Information, including any and all copies thereof, as well as all such materials furnished to or acquired by Employee during the course of Employee’s employment with Company or any of its affiliates.
(f)    Use of Company’s Computers. Employee is not authorized to access or use the Company’s computers, email, or related computer systems to compete or to prepare to compete, or to otherwise compromise the Company’s legitimate business interests, and unauthorized access to or use of the Company’s computers in violation of this understanding may subject Employee to civil and/or criminal liability.
2.    Development of Intellectual Property.
(a)    Definition of Intellectual Property. As used herein, the term “Intellectual Property” shall include, without limitation, any inventions, technological innovations, discoveries, designs, formulas, know-how, processes, business methods, patents, trademarks, service marks, copyrights, computer software, ideas, creations, writings, lectures, illustrations, photographs, motion pictures, scientific and mathematical models, improvements to all such property, and all recorded material defining, describing, or illustrating all such property, whether in hard copy or electronic form.
(b)    Company’s Rights in Intellectual Property. Employee agrees that all right, title, and interest of every kind and nature, whether now known or unknown, in and to any Intellectual Property invented, created, written, developed, conceived, or produced by Employee during Employee’s employment with Company or any of its affiliates (i) whether using Company’s equipment, supplies, facilities, and/or Confidential Information, (ii) whether alone or jointly with others, (iii) whether or not contemplated by the terms of Employee’s employment, and (iv) whether or not during normal working hours, that are within the scope of Company’s actual or anticipated business operations or that relate to any of Company’s actual or anticipated products or services are, and shall be, the exclusive property of Company and shall hereinafter be referred to as “Company Intellectual Property.” Employee hereby assigns, transfers, and conveys to Company all of Employee’s right, title, and interest in and to all Company Intellectual Property existing as of the date of this Agreement.
(c)    Employee’s Obligations. Employee agrees to take all reasonably necessary actions, while employed and thereafter, to enable Company to obtain, register, perfect, and/or otherwise protect its rights in Company Intellectual Property in the United States and all foreign countries. Employee irrevocably waives any “moral rights,” or other rights with respect to attribution of authorship or integrity of Company Intellectual Property, that Employee may have under any applicable law or under any legal theory.
(i)    Without limiting the generality of the foregoing, Employee hereby consents and agrees to: a) promptly and fully disclose to Company any and all Company Intellectual Property; b) assign to Company all rights to Company Intellectual Property without limitation or royalty; and c) execute all documents necessary for Company to obtain, register, perfect, or otherwise protect its rights in Company Intellectual Property. Consideration for Employee’s assignment to Company is hereby acknowledged. In the event Company is unable, after reasonable effort, to secure Employee’s signature on any documents necessary to effectuate this provision, Employee hereby irrevocably designates and appoints Company as Employee’s agent and attorney-in-fact, to act for and on Employee’s behalf, and to execute any such documents and to do all other lawfully permitted acts to further the protection of Company Intellectual Property with the same legal force and effect as if executed by Employee.
(ii)    To the extent, if any, that any Company Intellectual Property is unassignable or that Employee retains any right, title, or interest in and to any Company Intellectual Property, Employee: a) unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Company with respect to such rights; b) agrees, at Company’s request, to consent to and join in any action to enforce such rights; and c) hereby grants to Company a perpetual, exclusive, irrevocable, fully paid-up, royalty-free, transferable, sub-licensable (through multiple levels of sublicenses), worldwide right and license to use, reproduce, distribute, display, and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, have made, sell, offer to sell, import and otherwise use, disclose, and exploit (and have others exercise such rights on behalf of Company) all or any portion of Company Intellectual Property, in any form or media (now known or later developed). The foregoing license includes, without limitation, the right to make any modifications to Company Intellectual Property regardless of the effect of such modifications on the integrity of Company Intellectual Property, and to identify Employee, or not to identify Employee, as one or more authors of or contributors to Company Intellectual Property or any portion thereof, whether or not Company Intellectual Property or any portion thereof has been modified.
(iii)    Employee agrees to assist Company in connection with any demands, reissues, oppositions, litigation, controversy, or other actions involving any item of Company Intellectual Property.
(iv)    Employee agrees to undertake the foregoing obligations both during and after Employee’s employment with Company or any of its affiliates, without charge, but at Company’s expense with respect to Employee’s reasonable out-of-pocket costs. Employee further agrees that Company may, in its sole discretion, deem Company Intellectual Property as a Trade Secret, in which case Employee will comply with the Confidential Information provisions in this Agreement.
(v)    Notwithstanding the foregoing, and consistent with Delaware Code Title 19 Section 805, Employee is hereby notified that no provision in this Agreement requires Employee to assign any of his or her rights to an invention for which no equipment, supplies, facility, or trade secret information of Company was used and which was developed entirely on Employee’s own time, unless (a) the invention relates (i) to the business of Company or (ii) to Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for Company.
3.    Acknowledgment of Company’s Goodwill.
Employee acknowledges that Company has expended and will continue to expend considerable time, effort, and resources to develop and market its products and services, that the relationships between Company and its employees, independent contractors, customers, prospective customers, vendors, and suppliers are valuable assets of Company and key to its success, and that employees of Company establish close professional relationships with other employees, independent contractors, customers, vendors, and suppliers of Company in the course of their relationship with Company, all of which constitute goodwill of Company (“Goodwill”).
4.    Nonsolicitation of Customers.
In order to prevent the improper use of Confidential Information and the resulting unfair competition and misappropriation of Goodwill and other proprietary interests, Employee agrees that while Employee is employed by Company or any of its affiliates and for a period of eighteen (18) months following the termination of Employee’s employment for any reason whatsoever, whether such termination is voluntary or involuntary, and regardless of cause, Employee will not, directly or indirectly, on Employee’s own behalf or by aiding any other individual or entity, call on, solicit the business of, sell to, service, or accept business from any of Company’s customers (with whom Employee had personal contact and did business with during the eighteen (18) month period immediately prior to the termination of Employee’s employment) for the purpose of providing said customers with products and/or services of the type or character typically provided to such customers by Company.
5.    Nonsolicitation of Vendors.
In order to prevent the improper use of Trade Secrets and Confidential Information and the resulting unfair competition and misappropriation of Goodwill and other proprietary interests, Employee agrees that while Employee is employed by Company or any of its affiliates and for a period of eighteen (18) months following the termination of Employee’s employment for any reason whatsoever, whether such termination is voluntary or involuntary, and regardless of cause, Employee will not, directly or indirectly, on Employee’s own behalf or by aiding any other individual or entity:
(a)    Encourage, discourage, interfere with, or otherwise cause, in any manner, any business partner, independent contractor, vendor, or supplier of Company to curtail, sever, or alter its relationship or business with Company; or
(b)     Solicit, communicate, or do business with any of Company’s business partners, independent contractors, vendors, or suppliers (with whom Employee had personal contact and did business with during the eighteen (18) month period immediately prior to the termination of Employee’s employment) for or on behalf of a Competitor (as defined by Section 7, below).
6.    Nonsolicitation of Employees.
Employee agrees that while Employee is employed by Company or any of its affiliates and for a period of eighteen (18) months following the termination of Employee’s employment for any reason whatsoever, whether such termination is voluntary or involuntary, and regardless of cause, Employee will not, directly or indirectly, on Employee’s own behalf or by aiding any other individual or entity, hire, employ, or solicit for employment any employee of Company with whom Employee had personal contact or about whom Employee received Confidential Information while employed by Company or any of its affiliates.

7.    Noncompetition.
In order to prevent the improper use of Trade Secrets and Confidential Information and the resulting unfair competition and misappropriation of Goodwill and other proprietary interests, Employee agrees that while Employee is employed by Company or any of its affiliates and for a period of eighteen (18) months following the termination of Employee’s employment for any reason whatsoever, whether such termination is voluntary or involuntary, and regardless of cause, Employee will not, directly or indirectly, perform services within the United States of America or Canada for a Competitor that are the same as or similar to the services Employee performed for Company during the eighteen (18) month period immediately prior to the termination of Employee’s employment. For purposes of this Agreement, a “Competitor” of Company shall mean Bass Pro Shops, Gander Mountain, Sportsman’s Warehouse, The Sportsman’s Guide, Orvis, Dick’s Sporting Goods, The Sport’s Authority, Big 5 Sporting Goods, Scheels, L.L. Bean, Lands’ End, REI, Academy, Field & Stream, Wholesale Sports, Sail, Le Baron, Mountain Equipment Co-op, Canadian Tire, The Fishin’ Hole, Northwest Company, or any other multi-state, multi-province, and/or multi-channel retailer engaged in the sale of products and/or services associated with hunting, fishing, or camping.
8.    Reasonable Restrictions.
(a)    Applicable to any Status. Employee acknowledges and agrees that the post-employment obligations of this Agreement shall be applicable to Employee regardless of whether Employee engages in any such competing business activity as an individual or as a sole proprietor, stockholder, partner, member, officer, director, employee, agent, consultant, or independent contractor of any other entity.
(b)    Tolling. In the event Employee is in breach of the post-employment obligations of this Agreement, the eighteen (18) month post-employment enforcement period of this Agreement shall be tolled, until such breach is ended unless an injunction is in place to protect Company’s interests, up to a maximum extension of eighteen (18) months.
(c)    Reasonable Restriction. In signing this Agreement, Employee is fully aware of the restrictions that this Agreement places upon Employee’s future employment or contractual opportunities with someone other than Company. However, Employee understands and agrees that Employee’s employment by Company or any of its affiliates, Employee’s privileged position within Company, and Employee’s access to Company Confidential Information and Intellectual Property of Company makes such restrictions both necessary and reasonable. Employee further acknowledges and agrees that the eighteen (18) months provided in Sections 4 through 7 of this Agreement may not be an adequate period of time for Company to implement changes or additional procedures to protect Company’s Trade Secrets and/or Confidential Information, but that such period is a reasonable approximation of the amount of time necessary. Employee finally acknowledges and agrees that the restrictions hereby imposed constitute reasonable protections of the legitimate business interests of Company and that they will not unduly restrict Employee’s opportunity to earn a reasonable living following the termination of Employee’s employment.
9.    Intended Third Party Beneficiaries.
Employee acknowledges and understands that some of the Confidential Information, Intellectual Property, and/or Trade Secret information accessible to Employee in the performance of Employee’s duties during Employee’s employment may belong to and be provided by Company’s affiliates (“Third Party Beneficiaries”). For purposes of this Agreement, the term “affiliates” means any entity under common control or ownership with Company, including, without limitation, Company’s subsidiaries. Employee expressly acknowledges and agrees that the Third Party Beneficiaries are intended third party beneficiaries of this Agreement as it pertains to Employee’s obligations under this Agreement and shall have the right to enforce this Agreement directly against Employee in their own names or jointly with Company or each other. This Agreement, without more, is not intended to and shall not be construed as granting any Third Party Beneficiary with any ownership interest of any kind in any of Company’s Confidential Information.
10.    Notification.
Employee acknowledges and agrees that Company may notify anyone employing or contracting with Employee or evidencing an intention to employ or contract with Employee as to the existence and provisions of this Agreement, as well as provide them an opinion regarding its enforceability. While Employee reserves the right to also communicate disagreement with such an opinion if Employee disagrees, Employee recognizes Company’s legitimate business interest in expressing its opinion and consents to it doing so if it believes it necessary. Employee will not assert any claim that such conduct is legally actionable interference or otherwise impermissible regardless of whether or not this Agreement is later found to be enforceable in whole or in part.
11.    Future Awards.
Nothing contained in this Agreement is intended to or shall be construed to impose any obligation on Company to grant stock options or restricted stock units to Employee other than the Equity Awards granted by Company’s Board of Directors or a duly authorized committee thereof prior to execution of this Agreement.
12.    Enforcement and/or Reimbursement.
Employee acknowledges and agrees that, by reason of the sensitive nature of the Confidential Information, Intellectual Property, Trade Secrets, and Goodwill referred to in this Agreement, a breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to Company for which there may not be an adequate remedy at law. If Employee violates any of the terms of this Agreement, all Company obligations under this Agreement shall cease without relieving Employee of Employee’s continuing obligations hereunder and Employee shall forfeit all outstanding Equity Awards and all Company obligations to Employee regarding such Equity Awards shall cease.
In addition to the foregoing, to the extent Employee breaches any provision of this Agreement, Employee shall be required to reimburse Company for any amounts received as profit or gain from any previously granted Equity Awards.    Employee acknowledges and agrees that said forfeitures and/or reimbursements represent only a small portion of the actual irreparable and continuing damages Company would experience if Employee violates the terms of this Agreement. As such, Employee further acknowledges and agrees that, in addition to the foregoing, and the recovery of any additional damages to which Company may be entitled in the event of Employee’s violation of this Agreement, Company shall also be entitled to equitable relief, including such injunctive relief as may be necessary to protect the interests of Company in such Confidential Information, Company Intellectual Property, Trade Secrets, and Goodwill and as may be necessary to specifically enforce this Agreement. The Company shall be entitled to seek and secure injunctive relief without the posting of a bond; provided, however, that if the posting of a bond is required by law for injunctive relief to issue then a bond of $1,000 shall be deemed a reasonable bond. Employee further acknowledges and agrees that the remedies of forfeiture, reimbursement, and injunctive relief are cumulative and the forfeiture/reimbursement is not intended as a “buyout” option for Employee or as a substitute for Employee’s performance under this Agreement.
13.    Reformation and Severability.
Employee and Company intend and agree that if a court of competent jurisdiction determines that the scope of any provision of this Agreement is too broad to be enforced as written, the court should reform such provision(s) to such narrower scope as it determines to be enforceable. Employee and Company further agree that if any provision of this Agreement is determined to be unenforceable for any reason, and such provision cannot be reformed by the court as anticipated above, such provision shall be deemed separate and severable and the unenforceability of any such provision shall not invalidate or render unenforceable any of the remaining provisions hereof. Employee and Company further agree that in the event a court of competent jurisdiction determines this Agreement to be unenforceable and void in its entirety, Company shall be entitled to rescission of all outstanding Equity Awards given Employee as partial consideration for Employee’s obligations under this Agreement, and all Company obligations to Employee regarding such Equity Awards shall cease.
14.    Integration and Amendments.
This Agreement, including the initial paragraph and the recitals to this Agreement, each of which is incorporated herein and made part of this Agreement by this reference, is a complete agreement between the parties and amends and restates in its entirety any proprietary matters agreement(s) between Employee and Company executed in conjunction with the grant of Equity Awards. The previous sentence notwithstanding, Employee expressly acknowledges that as an employee of Company or any of its affiliates, Employee was and is subject to additional policies and agreements instituted for the purpose of protecting the Confidential Information, proprietary information, Trade Secrets, and Goodwill of Company and its subsidiaries and affiliates; and as such, Employee expressly acknowledges that all such policies and agreements shall not be replaced and superseded by this Agreement, but shall be used together with this Agreement to protect the interests of Company and its subsidiaries and affiliates to the fullest extent allowed by law. This Agreement shall be binding upon and for the benefit of the parties and their respective heirs, executors, administrators, successors, devisees, permissible assigns, personal representatives, and legal representatives. No supplement, modification, or amendment to this Agreement shall be binding unless executed in writing by Employee and Company or by order of a court of competent jurisdiction.
15.    Waiver.
Any waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or provision hereof.

16.    Miscellaneous.
(a)    At-will Employment. Nothing contained in this Agreement shall be deemed to alter or modify Employee’s status as an at-will employee of Company or any of its affiliates.
(b)    Jurisdiction, Venue, and Governing Law. As a corporation organized under the laws of the State of Delaware, Cabela’s has an interest in having Delaware law applied to contracts with its employees, as well as disputes with them. Applying Delaware law in this fashion affords the parties predictability as to the law to be applied, as well as uniformity across Cabela’s workforce. Consequently, this Agreement shall be considered executed and performable in Delaware and shall be governed by the laws of the State of Delaware, without regard for the conflicts of laws rules of Delaware or any other state. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Delaware and the parties expressly consent to such venue. Employee consents to the personal jurisdiction of the courts located in Delaware over him or her.
(c)    Survival. Employee’s obligations hereunder shall survive the termination of Employee’s employment with Company or any of its affiliates or termination of any other agreement or relationship between Employee and Company, and shall, likewise, continue to apply and be valid notwithstanding any change in the Employee’s duties, responsibilities, position, or title. Nothing in this Agreement shall eliminate, reduce, or otherwise remove any legal duties or obligations that Employee would otherwise have to the Company through common law or statute.
(d)    Assignability. This Agreement shall automatically inure to the benefit of, and be enforceable by, Company and its successors, parents, subsidiaries, Third Party Beneficiaries, and assigns; without the need for any further action or approval by Employee. Employee agrees that this Agreement is assignable by Company and may be enforced by any Third Party Beneficiary, assignee, or successor of Company. This Agreement is not assignable by Employee.
17.    Employee’s Copy.
EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS RECEIVED A COPY OF THIS AGREEMENT AND HAS READ, UNDERSTOOD, AND AGREES TO BE BOUND BY THE TERMS AND CONDITIONS CONTAINED IN THIS AGREEMENT.
The parties have executed this Agreement effective as of the date of your acceptance of this Agreement.

CABELA'S INCORPORATED

By:
Its:	, Employee